                                          EXHIBIT 21, ANNUAL REPORT ON FORM 10-K
                                            FOR THE YEAR ENDED DECEMBER 31, 1996
                                                   COMMISSION FILE NUMBER 1-3671

                          GENERAL DYNAMICS CORPORATION
                                  SUBSIDIARIES

Subsidiaries of General Dynamics                                        Place of                   Percent of
Corporation (Parent and Registrant)                                    Incorporation             Voting Power
-----------------------------------                                    -------------             ------------
American Overseas Marine Corporation ..................................Delaware........................100
     Quincy Maritime Corporation I.....................................Delaware........................100
     Quincy Maritime Corporation II....................................Delaware........................100
     Water Transportation Alternatives, Inc............................Delaware........................100
Bath Iron Works Corporation ...........................................Maine...........................100
BIW Acquisition Corporation ...........................................Maine...........................100
Concord I Maritime Corporation ........................................Delaware........................100
     Braintree I Maritime Corp. .......................................Delaware........................100
Concord II Maritime Corporation .......................................Delaware........................100
     Braintree II Maritime Corp. ......................................Delaware........................100
Concord III Maritime Corporation ......................................Delaware........................100
     Braintree III Maritime Corp. .....................................Delaware........................100
Concord IV Maritime Corporation .......................................Delaware........................100
     Braintree IV Maritime Corp. ......................................Delaware........................100
Concord V Maritime Corporation ........................................Delaware........................100
     Braintree V Maritime Corp. .......................................Delaware........................100
Convair Aircraft Corporation ..........................................Delaware........................100
Convair Corporation ...................................................Delaware........................100
Elco Company, The......................................................New Jersey......................100
Electric Boat Corporation..............................................Delaware........................100
     Electric Boat Groton Engineering, Inc.............................Delaware........................100
     Electric Boat Groton Operations, Inc..............................Delaware........................100
     Electric Boat Newport Engineering, Inc............................Delaware........................100
     Electric Boat Quonset Point Operations, Inc.......................Delaware........................100
Electrocom, Inc. ......................................................Delaware........................100
General Dynamics Armament Systems, Inc.................................Delaware........................100
     General Dynamics Ordnance Systems, Inc............................Delaware........................100
General Dynamics (C.I.) Limited........................................Cayman Islands..................100
General Dynamics Commercial Launch Services, Inc. .....................Delaware........................100
General Dynamics Defense Systems, Inc..................................Delaware........................100
     AV Technology, LLC ...............................................Maryland........................ 80
General Dynamics Foreign Sales Corporation ............................Virgin Islands..................100
General Dynamics International Corporation ............................Delaware........................100
General Dynamics Land Systems Inc. ....................................Delaware........................100
     General Dynamics Amphibious Systems, Inc..........................Delaware........................100
     General Dynamics Land Systems Tallahassee Operations, Inc. .......Delaware........................100
     General Dynamics Land Systems International, Inc. ................Delaware........................100
     G.T. Devices, Inc.................................................Maryland........................100
     General Dynamics Land Systems Product Support and Services
       Company.........................................................Texas...........................100
         General Dynamics Support Services Company ....................Delaware........................100
         Global Support Services Company...............................Virgin Islands..................100
General Dynamics Limited ..............................................United Kingdom..................100
General Dynamics Manufacturing Limited ................................Canada..........................100
General Dynamics Marine Services, Inc..................................Delaware........................100
General Dynamics Properties, Inc.......................................Delaware........................100

Subsidiaries of General Dynamics                                       Place of                    Percent of
Corporation (Parent and Registrant)                                  Incorporation               Voting Power
-----------------------------------                                  -------------               ------------
General Dynamics Space Services Company ...............................Delaware........................100
Material Service Resources Company.....................................Delaware........................100
     Century Mineral Resources, Inc....................................Illinois........................100
     Material Service Corporation......................................Delaware........................100
         EPSP, Inc.....................................................Texas...........................100
         Hulcher Quarry, Inc...........................................Illinois........................100
         Material Service Foundation...................................Illinois........................100
         MLRB, Inc.....................................................Illinois........................100
         Mineral and Land Resources Corporation........................Delaware........................100
              MLRT, Inc................................................Texas...........................100
         Thornton Quarries Corporation.................................Illinois........................100
     Freeman Energy Corporation........................................Delaware........................100
         Freeman Coal Sales, Inc.......................................Illinois........................100
         Freeman Resources, Inc........................................Illinois........................100
         Freeman United Coal Mining Company............................Delaware........................100
Patriot I Shipping Corporation ........................................Delaware........................100
Patriot II Shipping Corporation .......................................Delaware........................100
Patriot IV Shipping Corporation .......................................Delaware........................100
S-C 1969 Credit Corporation............................................New York........................100